[GRAPHIC OMITTED]


                            N-SAR Item 77Q(3) Exhibit

     Certification

     I, Carol A. Kosel, certify that:





1.I have reviewed this report on Form N-SAR of Evergreen Select Money Market Trust;





2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets of the registrant as of, and for, the periods presented in this report;

4.The  registrant's  other  certifying   officers  and  I  are  responsible  for
establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a.designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c.presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;





5.The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors:

a.All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b.Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

     Date:






     Carol A. Kosel
     Principal Financial Officer
     Evergreen Investments

                            N-SAR Item 77Q(3) Exhibit

     Certification

     I, William M. Ennis, certify that:





1.I have reviewed this report on Form N-SAR of Evergreen Select Money Market Trust;





2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations and changes in net assets of the registrant as of, and for, the periods presented in this report;

4.The  registrant's  other  certifying   officers  and  I  are  responsible  for
establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2( c) under the Investment Company Act) for the registrant and have:

a.designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c.presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;





5.The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors:

a.All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b.Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6.The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

     Date:






     William M. Ennis
     Principal Executive Officer
     Evergreen Investments

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Institutional Money Market Fund

                  72DD              73A              74U                    74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding            NAV

     Class I      294,247,244       0.017            19,305,926,437         1.00


     Class AD     722,544            0.017            13,024,658            1.00


     Class IN     3,786,359         0.016            252,604,574            1.00


     Class IS     52,009,639        0.015            3,086,201,531          1.00


     Class P      1,521,730         0.012            145,605,483            1.00


     Class RV     244,021           0.011            25,153,136             1.00


     Class RC     91,088            0.009            14,700,952             1.00


     Evergreen Institutional Municipal Money Market Fund

                  72DD              73A              74U                     74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding             NAV

     Class I      34,650,082        0.015            2,975,813,099          1.00


     Class AD     355,634           0.015            40,621,548             1.00


     Class IN     1,337,712         0.014            170,402,736            1.00


     Class IS     7,405,457         0.013            640,694,035            1.00


     Class P      182,171           0.010            30,339,730             1.00


     Class RV     9                 0.009            1,022                  1.00


     Class RC     9                 0.007            1,019                  1.00








     Evergreen Institutional Treasury Money Market Fund

                  72DD              73A              74U                     74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding             NAV

     Class I      41,048,021        0.015            2,222,227,429          1.00


     Class AD     189,621           0.015            14,068,210             1.00


     Class IN     2,301,411         0.014            158,827,496            1.00


     Class IS     27,039,791        0.013            2,362,249,606          1.00


     Class P      3,542,043         0.010            350,520,719            1.00


     Class RV     823,741           0.009            156,878,502            1.00


     Class RC     244,718           0.007            39,494,995             1.00





     Evergreen Institutional U.S. Government Money Market Fund


                  72DD              73A              74U                     74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding            NAV

     Class I      11,270,324        0.015            719,651,426            1.00


     Class AD     15                0.015            1,039                  1.00


     Class IN     21,583            0.014            11,314,447             1.00


     Class IS     2,377,222         0.013            239,220,036            1.00


     Class P      2,156,375         0.010            298,514,767            1.00


     Class RV     48,637            0.009            2,340,365              1.00


     Class RC     107,681           0.007            11,237,220             1.00





     Evergreen Cash Management Money Market Fund

                  72DD              73A              74U                     74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding            NAV

     Class I      4,837,977         0.016            140,276,442            1.00


     Class AD     26,318            0.016            20,767                 1.00


     Class IN     237,420           0.015            7,600,022              1.00


     Class IS     1,755,118         0.014            107,387,802            1.00


     Class P      626,840           0.011            63,267,038             1.00


     Class RV     195,004           0.010            19,772,748             1.00


     Class RC     217,448           0.008            9,863,848              1.00